Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-107444 and 2-90488) of Donaldson Company, Inc. of our report dated June 12, 2006, relating to the financial statements and supplemental schedule of the Donaldson Company, Inc. Retirement Savings and Employee Stock Ownership Plan, which appears in this Form 11-K.

/s/   Virchow, Krause & Company, LLP
Virchow, Krause & Company, LLP
Minneapolis, Minnesota
June 26, 2006